EXHIBIT 99

UIL Holdings Corporation
157 Church Street
P.O. Box 1564
New Haven, CT  06506-0901
203.499.2812 Fax:  203.499.3626

NEWS RELEASE

May 13, 2009	Analyst Contact:	Susan Allen:	203-499-2409
	Media Contact:	Al Carbone:	203-499-2247
		After Hours:	203-499-2812

UIL Holdings Hosts Annual Meeting of Shareowners and Declares Quarterly Dividend

(New Haven, CT) – On May 13, James P. Torgerson, chief executive officer of UIL Holdings Corporation (NYSE: UIL) reported at the Annual Meeting of Shareowners held at Quinnipiac University in Hamden, CT.

Mr. Torgerson reported on the Company and answered questions from the shareowners in attendance. At the meeting, the shareowners elected the Board’s eleven directors and ratified the appointment of PricewaterhouseCoopers to audit the Corporation’s books for 2009.

Subsequent to the Annual Meeting, the UIL Board of Directors met and declared a quarterly dividend of $0.432 per share on its Common Stock. This dividend is payable July 1, 2009 to shareowners of record at the close of business on June 17, 2009.

The United Illuminating Company (UI) is a New Haven-based regional distribution utility established in 1899.  UI is engaged in the purchase, transmission, distribution and sale of electricity and related services to more than 324,000 residential, commercial and industrial customers in the Greater New Haven and Bridgeport areas. UI’s World Wide Web address is http://www.uinet.com/. UI’s parent company, UIL Holdings Corporation, is traded on the New York Stock Exchange under the symbol UIL.
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